UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas	77042-2838
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01	Other Events

Robert W. Stockton, Chief Financial Officer, Executive Vice President and Treasurer of Omega Protein Corporation (the “Company”), has entered into a pre-arranged stock sales plan intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934 to sell up to 200,000 shares of Company common stock over time.

Under this plan, a broker not affiliated with the Company may, over a period of time starting on September 4, 2007 and ending on March 7, 2008, sell up to 200,000 shares of Company common stock held by Mr. Stockton at various designated prices ranging from $12.50 per share or higher.

The shares to be sold pursuant to this Rule 10b5-1 plan relate to shares to be acquired upon exercise of stock options previously granted under the Company’s 2000 Long-Term Incentive Plan. The maximum number of shares that may be sold under this Rule 10b5-1 plan represents approximately 28% of Mr. Stockton’s combined current holdings of the Company’s common stock and options to purchase Company common stock.

John D. Held, General Counsel, Executive Vice President and Secretary of the Company, has entered into a pre-arranged stock sales plan intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934 to sell up to 300,000 shares of Company common stock over time.

Under this plan, a broker not affiliated with the Company may, over a period of time starting on September 14, 2007 and ending on August 31, 2008, sell up to 300,000 shares of Company common stock held by Mr. Held at a price of $14.00 per share or higher.

The shares to be sold pursuant to this Rule 10b5-1 plan relate to shares to be acquired upon exercise of stock options previously granted under the Company’s 2000 Long-Term Incentive Plan. The maximum number of shares that may be sold under this Rule 10b5-1 plan represents approximately 100% of Mr. Held’s combined current holdings of the Company’s common stock and options to purchase Company common stock.

Joseph L. von Rosenberg III, Chairman of the Board, Chief Executive Officer and President of the Company, has entered into a pre-arranged stock sales plan intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934 to sell up to 450,000 shares of Company common stock over time.

Under this plan, a broker not affiliated with the Company may, over a period of time starting on September 20, 2007 and ending on March 20, 2008, sell up to 450,000 shares of Company common stock held by Mr. von Rosenberg at various designated prices ranging from $9.10 per share or higher.

The shares to be sold pursuant to this Rule 10b5-1 plan relate to shares to be acquired upon exercise of stock options previously granted under the Company’s 2000 Long-Term Incentive Plan. The maximum number of shares that may be sold under this Rule 10b5-1 plan represents approximately 37% of Mr. von Rosenberg’s combined current holdings of the Company’s common stock and options to purchase Company common stock.

Each of the above stock sales plans has been approved under the Company’s internal securities trading policy. Rule 10b5-1 plans permit individuals who are not in possession of material non-public information to establish pre-arranged plans to buy or sell Company stock. These plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designed by the Company’s internal securities trading policy.

Specific sales transactions under the above plans plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

10.1	Rule 10b5-1 Trading Plan dated September 6, 2007 entered into by Robert W. Stockton and Charles Schwab & Co., Inc.

10.2	Rule 10b5-1 Trading Plan dated August 31, 2007 entered into by John D. Held and UBS Financial Services

10.3	Sales Plan dated September 5, 2007 entered into my Joseph L. von Rosenberg III and Morgan Stanley & Co., Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: September 6, 2007	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel